UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2008

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

112 E. Oak Street, Suite 200, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

On September 9, 2008, Hein & Associates LLP, Certified Public Accountants of Dallas, Texas resigned as Wentworth Energy, Inc.’s principal independent accountants and Malone & Bailey, PC, Certified Public Accountants of Houston, Texas were appointed in their place.

The former principal accountants’ reports on the financial statements for the years ended December 31, 2006 and December 31, 2007 contained no adverse opinions, disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that their report for each such year expressed substantial doubt about the Company’s ability to continue as a going concern.

The appointment of the new accountants was recommended by the Company’s audit committee and approved by its board of directors.

During the years ended December 31, 2006 and December 31, 2007 and the interim period preceding their resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

The former accountants have reviewed the above statements and their response is attached hereto as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2008

WENTWORTH ENERGY, INC.

/s/ Francis K. Ling

Francis K. Ling, Chief Financial Officer